          CONTACTS:                              Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

            Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

MONSTER BEVERAGE BOARD AUTHORIZES
NEW $250 MILLION SHARE REPURCHASE PROGRAM

    Corona, CA— November 13, 2012 — Monster Beverage Corporation (NASDAQ:MNST) today announced that its Board of Directors has authorized a new share repurchase program for the repurchase of up to $250 million of the Company's outstanding common stock. There was no availability remaining under the previously authorized $500 million share repurchase program.  The Company expects the share repurchases to be made from time to time in the open market or through privately negotiated transactions, or otherwise, subject to applicable laws, regulations and approvals. The timing of the share repurchases will depend on a variety of factors, including market conditions, and share repurchases may be suspended or discontinued at any time.

Monster Beverage Corporation
    Based in Corona, California, Monster Beverage Corporation is a marketer and distributor of energy drinks and alternative beverages. The Company markets and distributes Monster Energy® brand energy drinks, Monster Energy Extra Strength Nitrous Technology® brand energy drinks, Java Monster® brand non-carbonated coffee + energy drinks, X-Presso Monster® brand non-carbonated espresso energy drinks, M3® Monster Energy® Super Concentrate energy drinks, Monster Rehab® non-carbonated rehydration energy drinks, Übermonster® energy drinks, Worx Energy® shots, and Peace Tea® iced teas, as well as Hansen’s® natural sodas, apple juice and juice blends, multi-vitamin juices, Junior Juice® beverages, Blue Sky® beverages, Hubert’s® Lemonades, Vidration® vitamin enhanced waters, and PRE® Probiotic drinks.  For more information, visit www.monsterbevcorp.com.

Forward-Looking Statements
    Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Management cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein. For a more detailed discussion of the risks that could affect our operating results, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our subsequently filed quarterly reports on Form 10-Q. The Company’s actual results could differ materially from those contained in the forward-looking statements, including with respect to the repurchase program. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.